Exhibit 99.1
WQN, Inc. 509 Madison Avenue, Suite 1510 New York, NY 10022	Contact: David Montoya Chief Financial Officer (212) 774-3656 investors@wqni.com

WQN, Inc. Receives Notification Letter from Nasdaq

-- Company Appoints New Accountants --

New York, NY June 20, 2006 – On June 15, 2006, WQN, Inc. received notification from The Nasdaq National Market indicating Nasdaq’s belief that WQN is not currently engaged in active business operations and is therefore a “public shell,” which, in Nasdaq’s determination could be detrimental to the interests of the investing public. The new notice further indicated that, under Marketplace Rule 4300, this issue serves as an additional basis for delisting WQN’s common stock. Marketplace Rule 4300 provides Nasdaq with discretionary authority to apply more stringent criteria for continued listing and terminate the inclusion of particular securities based on any event that occurs that makes inclusion of the securities in Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for continued inclusion in Nasdaq.

As previously disclosed, WQN had received written notices from Nasdaq regarding its failure to comply with Nasdaq's continued listing requirements as a result of its delinquent Form 10-KSB for the year ending December 31, 2005 and its Form 10-QSB for the period ending March 31, 2006. While WQN has cured its deficiency with respect to its Form 10-KSB by filing the delinquent annual report, the Company had a hearing before the Nasdaq Listing Qualifications Panel on June 1, 2006 at which hearing WQN’s non-compliance with Nasdaq's continued listing requirements due to its delinquent Form 10-QSB was considered. In addition, and as previously disclosed, WQN is not in compliance with the minimum market value of publicly held shares requirement for continued listing. A decision of the Nasdaq Panel is pending and will consider the issue identified in the June 15, 2006 notice in making its determination. As allowed by Nasdaq’s rules, WQN intends to submit information regarding this deficiency to the Nasdaq Panel before June 22, 2006. There can be no assurance that the Nasdaq Panel will grant WQN’s request for continued listing.

On June 15, 2006, WQN engaged Payne, Falkner, Smith & Jones P.C. as its independent accountants to conduct auditing functions for WQN's 2006 fiscal year. The decision to appoint Payne Falkner as its independent accountants was unanimously approved by WQN’s Audit Committee.

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About WQN, Inc.:

WQN, Inc. (Nasdaq: WQNI) is a diversified operating company targeting small to middle market growth-oriented companies primarily focused in the financial services, technology/telecommunications, business services and business distribution and real estate industries. Management seeks to make both controlling and minority investments into companies. WQN, Inc. is headquartered in New York, New York and has offices in Dallas, Texas. For more information about WQN, Inc., please visit the company's Web site at http://www.wqni.com.

Notice Regarding Forward-Looking Statements:

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and, as a result, should be considered subject to the many uncertainties that exist in WQN, Inc.'s operations and business environment. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are numerous risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. WQN, Inc.'s future business plans, prospects and objectives may change as a result of, or be impacted by, a number of factors. Such factors include, but are not limited to: WQN, Inc.'s expansion and acquisition strategy, the availability, impact and performance of operations and investments that WQN, Inc. has made or intends to make, and general economic and business conditions, including economic and business conditions in those areas in which WQN, Inc. plans to invest and operate. These risk factors and additional information are included in WQN, Inc.'s filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based upon information available to WQN, Inc. as of the date hereof, and WQN, Inc. assumes no obligation to update any such forward-looking statement thus the reader should not assume that silence by WQN, Inc. and its management over time means that actual events are bearing out as estimated in such forward-looking statements.